INDEPENDENT AUDITORS' CONSENT
  We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated December 19, 1997, in the Registration Statement and related Prospectus of the PaineWebber Pathfinder Trust, Treasury and Growth Stock Series 19.
  /s/ ERNST & YOUNG LLP
  New York, New York
  January 7, 1998